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                                                                  EXHIBIT 23.2



                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of ALZA Corporation that is made a part of the Registration Statement (Form S-4) and related Prospectus of Abbott Laboratories for the registration of shares of its common stock to be issued pursuant to the merger of ALZA Corporation with Abbott Laboratories and to the incorporation by reference therein of our reports (a) dated January 29, 1999, except for Note 12 as to which date is March 16, 1999, with respect to the consolidated financial statements and schedule of ALZA Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 1998 and (b) dated January 29, 1999, except for paragraph 2 of Note 1 and
Note 12 as to which date is March 16, 1999, with respect to the restated consolidated financial statements and schedule of ALZA Corporation included in its Current Report (Form 8-K), dated May 12, 1999, filed with the Securities and Exchange Commission.

                                  ERNST & YOUNG LLP






Palo Alto, California
August 13, 1999